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                                                                   EXHIBIT 10.23

                               AMENDMENT NO. 2 TO
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This AMENDMENT NO. 2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Second Amendment") is entered into as of May 4, 2001 by and among Gemstar-TV Guide International, Inc., a Delaware corporation formerly known as Gemstar International Group Limited ("GMST"), Gemstar Development Corporation, a California corporation ("Company"), and Henry C. Yuen ("Employee"):

                                  WITNESSETH:

     WHEREAS, Employee is a party to that certain Amended and Restated Employment Agreement, entered into as of January 7, 1998, by and among Gemstar International Group Limited, a British Virgin Islands corporation ("GIGL-BVI"), Company and Employee (the "Employment Agreement");

     WHEREAS, GIGL-BVI was domesticated in Delaware under the name "Gemstar International Group Limited" on February 9, 2000 pursuant to Section 388 of the General Corporation Law of the State of Delaware (the "DGCL");

     WHEREAS, the Delaware corporation resulting from the domestication of GIGL-BVI changed its name effective as of July 12, 2000 to "Gemstar-TV Guide International, Inc." in connection with the acquisition of TV Guide, Inc. ("TVGI"), which acquisition was effected as of such date by the merger (the "Merger") of G Acquisition Subsidiary Corp., a wholly owned subsidiary of GMST ("Acquisition Sub"), with and into TVGI pursuant to the terms of an Agreement and Plan of Merger by and among GMST, TVGI and Acquisition Sub dated as of October 4, 1999, as amended;

     WHEREAS, in recognition of the increased duties and responsibilities which Employee would bear following the Merger, GIGL-BVI, Company and Employee entered into that certain Amendment No. 1 to Amended and Restated Employment Agreement dated as of October 4, 1999 (the "First Amendment") pursuant to which certain provisions of the Employment Agreement were amended in anticipation of the domestication of GIGL-BVI and the Merger;

     WHEREAS, subsequent to the Merger and prior to December 31, 2000, GMST and Company each changed their fiscal year from a fiscal year ending on March 31 to a fiscal year ending on December 31 (the "Fiscal Year Change"), with the nine-month period from April 1, 2000 through December 31, 2000 constituting a short fiscal year for GMST and Company and the calendar year ending December 31, 2001 constituting the first full fiscal year ending December 31; and

     WHEREAS, Employee, GMST and Company have agreed, with the approval of the Compensation Committees of the Boards of Directors of GMST and Company, to make certain further modifications to the Employment Agreement as provided herein to correct certain inadvertent omissions in the First Amendment, to clarify certain procedures and terms for carrying out certain obligations under the Employment Agreement, as amended, and to amend

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     the Employment Agreement to make certain changes required as a result of the Fiscal Year Change.

          NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree to amend the Employment Agreement as follows:

          1. Domestication of GIGL. The Employment Agreement, as amended by the First Amendment and by this Second Amendment, shall continue to bind GMST following the domestication of GIGL pursuant to Section 388 of the DGCL to the same extent as if GMST were the original signatory thereto and, effective from and after February 9, 2000, all references in the Employment Agreement and in the First Amendment to GIGL shall be deemed to refer to GMST (which was known as "Gemstar International Group Limited" from February 9, 2000 through July 12, 2000 at which time it changed its name to "Gemstar-TV Guide International, Inc."). In addition, due to the reclassification of GMST's capital stock in connection with the domestication, all references in the Employment Agreement to the Company's "Ordinary Shares" shall be deemed references to the Company's "Common Stock".

          2. Consummation of the Merger. All provisions of the First Amendment that were made "subject to the consummation of the Merger" or were similarly qualified shall be deemed effective as of July 12, 2000 as a result of the consummation of the Merger as of such date and shall no longer be subject to any condition or qualification relating to the consummation of the Merger.

          3. Amendments Related to the Fiscal Year Change. GMST, Company and Employee acknowledge and agree that, as a result of the Fiscal Year Change, the following provisions of the Employment Agreement shall be interpreted and amended as follows:

          (i) Section l(c). The term "Compensation Period" as defined in Section l(c) of the Employment Agreement, as amended, shall mean, as the context may require, (i) the twelve-month period from June 1 through May 31, for each such period prior to and including the annual period ended May 31, 2000, (ii) the nine-month period from June 1, 2000 through February 28, 2001 (the "Transition Compensation Period") or (iii) the twelve-month period from March 1 through February 28 (February 29 in leap years), for each such period beginning on or after March 1, 2001.

          (ii) Section 3(b).

               (A) The term "Fiscal Year" as defined in Section 3(b)(i) of the Employment Agreement, as amended, shall mean, as the context may require, (i) the twelve-month period from April 1 through March 31, for each such period prior to and including the twelve-month period ended March 31, 2000, (ii) the nine-month period from April 1, 2000 through December 31, 2000 (the "Transition Fiscal Year") or (iii) the twelve-month period from January 1 through December 31, for each such period beginning on or after January 1, 2001.

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          (B)  Employee acknowledges that he has received the Merit Bonus, if any, required to be paid under the Employment Agreement for the Fiscal Year ended March 31, 2000. GMST and Company agree that, in recognition of the Fiscal Year Change, Employee shall be deemed to have earned a Merit Bonus for the Transition Fiscal Year payable by the Company to Employee by no later than June 22, 200l equal to the amount by which the Base Salary will be increased as of March 1, 2001 pursuant to Section 3(a)(ii) of the Employment Agreement as amended by this Amendment.

          (C) As provided in Section 3(b)(ii) of the Employee Agreement, Employee shall have the right to elect to receive the Merit Bonus for the Transition Fiscal Year in the form of Merit Options by giving written notice of such election within ten (10) days following notice to Employee of the amount of such Merit Bonus. If Employee elects to receive Merit Options with respect to such Merit Bonus, (i) such Merit Options shall be issued as of the close of business on the tenth calendar day following the date on which notice is given to Employee of the amount of such Merit Bonus or, if such day is not a business day, on the next following business day (the "Merit Options Grant Date"), (ii) the Market Price to be used in computing the number of Merit Options and the exercise price per share of Common Stock under the Merit Options as provided in such Section 3(b) shall be the Market Price per share of Common Stock as of the Merit Options Grant Date, (iii) the vesting dates for the two-thirds of the Merit Options that are not fully vested as of the date of grant shall be March 1, 2002 (one-third to vest) and March 1, 2003 (the remaining third to vest), and (iv) such Merit Options shall be exercisable through March 1, 201l.

     (iii) Section 3(c)

          (A) Employee acknowledges that he has received the Annual Incentive Bonus, if any, required to be paid under the Employment Agreement for the fiscal year ended March 31, 2000. GMST and Company agree that, in recognition of the Fiscal Year Change, Company shall pay to Employee in respect of the Transition Fiscal Year an Annual Incentive Bonus equal to the amount by which the Base Salary will be increased as of March 1, 2001 pursuant to Section 3(a)(ii) of the Employment Agreement as amended by this Amendment, by no later than June 22, 2001. Accordingly, the "Due Date" for such Annual Incentive Bonus, as such term is defined in paragraph (c) of Schedule I to the Employment Agreement shall be June 22, 2001.

          (B) As provided in paragraph (d) of Schedule I to the Employment Agreement, Employee shall have the right to elect to receive the Annual Incentive Bonus for the Transition Fiscal Year in the form of Annual Incentive Options. If Employee elects to receive Annual Incentive Options with respect to such Annual Incentive Bonus as permitted by paragraph (d) of Schedule I to the Employment Agreement, (i) such

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               Annual Incentive Options shall be issued on the tenth calendar day following the date on which notice is given to Employee of the amount of such Annual Incentive Bonus or, if such day is not a business day, on the next following business day (the "Incentive Options Grant Date"), (ii) the Market Price to be used in computing the number of Annual Incentive Options and the exercise price per share of Common Stock under the Annual Incentive Options as provided in such paragraph (d) of such
               Schedule I shall be the Market Price per share of Common Stock as of the Incentive Options Grant Date, (iii) the vesting dates for the two-thirds of the Annual Incentive Options that are not fully vested as of the date of grant shall be March 1, 2002 (one-third to vest) and March 1, 2003 (the remaining third to vest), and
               (iv) such Annual Incentive Options shall be exercisable through March 1, 2011.

     (iv) Section 3(d). No later than June 22, 2001, GMST shall grant to Employee, subject to the vesting provisions described below, options to acquire two million four hundred and ninety-seven thousand six hundred and thirty-five (2,497,635) shares of Common Stock (the "Transition Options") (such number to be adjusted appropriately to reflect any future stock split or stock dividend with respect to the Company's Common Stock). The Transition Options shall constitute the Annual Options required to be granted pursuant to Section 3(d) of the Employment Agreement, as amended, for the Transition Compensation Period ended February 28, 2001. All future Periodic Grants of Annual Options shall be made on the first day of each subsequent Compensation Period, commencing on March 1, 2002, and shall be grants of three million three hundred thirty thousand one hundred and eighty (3,330,180) shares of Common Stock (such number to be adjusted appropriately to reflect any future stock spilt or stock dividend with respect to the Company's Common Stock). For purposes of the vesting of Annual Options, three million three hundred thirty thousand one hundred and eighty (3,330,180) Annual Options (such number to be adjusted appropriately to reflect any future stock spilt or stock dividend with respect to the Company's Common Stock) shall be deemed vested as of February 28, 2001 (i.e., the last day of the Transition Compensation Period) and three million three hundred thirty thousand one hundred and eighty (3,330,180) Annual Options (such number to be adjusted appropriately to reflect any future stock spilt or stock dividend with respect to the Company's Common Stock) shall vest in full and become immediately exercisable on each February 28 (February 29 in leap years) thereafter; provided, however, that on the February 28 (or February 29, as the case may be) on which the Transition Options vest (or if, for any reason, not all of the Transition Options vest on the same date, on the first such date only), two million four hundred and ninety-seven thousand six hundred and thirty-five (2,497,635) Annual Options (such number to be adjusted appropriately to reflect any future stock spilt or stock dividend with respect to the Company's Common Stock) shall vest in full and become immediately exercisable.

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(v) Section 3(k). The table (and only the table, with no change to the text preceding the table) in Section 3(k) of the Employment Agreement, as amended, is hereby amended to read in its entirety as follows:

    -------------------------------------------------------------------
    Compensation Period                       Cash Maximum
    -------------------------------------------------------------------
    June 1, 1997 to May 31, 1998              $2,500,000
    -------------------------------------------------------------------
    June 1, 1998 to May 31, 1999              $4,000,000
    -------------------------------------------------------------------
    June 1, 1999 to May 31, 2000              $5,000,000
    -------------------------------------------------------------------
    June 1, 2000 to February 28, 2001         $4,687,500
    -------------------------------------------------------------------
    March 1, 2001 to February 28, 2002        $10,000,000
    -------------------------------------------------------------------
    March 1, 2002 to February 28, 2003        $15,000,000
    -------------------------------------------------------------------
    March 1, 2003 to February 28, 2004        $18,750,000
    -------------------------------------------------------------------
    March 1, 2004 to February 28, 2005        $27,500,000
    -------------------------------------------------------------------
    Each subsequent Compensation Period        1.25 times the maximum
                                               amount for the preceding
                                               Compensation Period
    -------------------------------------------------------------------

     4. Amendment of Section 3(a)(ii) of the Employment Agreement and Section 4 of the First Amendment. The amendment of Section 3(a)(ii) of the Employment Agreement provided for in Section 4 of the First Amendment shall not be effective and Section 4 of the First Amendment is hereby deleted in its entirety. Section 3(a)(ii) of the Employment Agreement is hereby amended to read in its entirety as follows:

           "On the first day of each Compensation Period (the "Salary Adjustment Date"), the Base Salary for such Compensation Period shall be adjusted by adding to the Base Salary for the previous Compensation Period the amount obtained by multiplying such Base Salary for the previous Compensation Period by the Adjusted Percentage (as defined below); provided, however, that, in computing the adjustment to the Base Salary to be effective as of March 1, 2001 as provided below, the Base Salary for the Transition Compensation Period shall be multiplied by 75% of the Adjusted Percentage.

           For the purpose of this Agreement, the "Adjusted Percentage" means the percentage equal to the product of (1) the sum of "R1" plus "R2" plus "Pl" plus "P2" multiplied by (2) twenty-five hundredths (0.250) where (i) "R1" is the percentage increase, if any, in GMST's consolidated revenues, as

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shown on the consolidated financial statements of GMST (the "Financial
Statements"), for the twelve month period ended on the last day of the Fiscal Year ended immediately prior to such Salary Adjustment Date (the "Most Recent Year") over GMST's consolidated revenues for the twelve-month period ended on the day immediately prior to the first day of the Most Recent Year (the "Base Year") (e.g., in computing the Adjusted Percentage for the increase in the Base Salary to be effective as of March 1, 2002, Rl will be equal to the percentage increase, if any, in GMST's consolidated revenues for the twelve-month period ended December 31, 2001, which would be the Most Recent Year, as compared to GMST's consolidated revenues for the twelve-month period ended December 31, 2000, which would be the Base Year), (ii) "R2" is the percentage increase, if any, in the combined revenues of GMST's Technology and Licensing Sector and GMST's Interactive Platform Sector (as such terms are defined below), for the Most Recent Year over such combined revenues for the Base Year, (iii) "Pl" is the percentage increase, if any, in GMST's consolidated operating income before stock compensation expense, depreciation and amortization and nonrecurring expenses ("EBITDA"), as shown on the Financial Statements, for the Most Recent Year over such consolidated EBITDA for the Base Year and (iv) "P2" is the percentage increase, if any, in the combined EBITDA of GMST's Technology and Licensing Sector and GMST's Interactive Platform Sector for the Most Recent Year over such combined EBITDA for the Base Year.

     As used herein, "GMST's Technology and Licensing Sector" shall mean the Technology and Licensing Sector reportable business segment of GMST for financial reporting purposes as reported in the notes to GMST's financial statements for the applicable Fiscal Year (which, effective as of July 2000 was that portion of GMST's business responsible for the development, licensing and protection of intellectual property and proprietary technologies (including the VCR Plus+ system, the interactive program guide marketed under the GUIDE Plus+ and TV Guide Interactive brands and the electronic book)) and "GMST's Interactive Platform Sector" shall the Interactive Platform Sector reportable business segment of GMST for financial reporting purposes as reported in the notes to GMST's financial statements for the applicable Fiscal Year (which, effective as of July 2000 was that portion of GMST's business which owns, operates and derives recurring income from advertising, interactive services and e-commerce on the Company's proprietary interactive platforms).

     For the purposes of computing the percentage increases hereunder, consolidated revenues and consolidated EBITDA for any periods prior to the effective date of any merger or acquisition that does not result in a Change of Control, including without limitation, the Merger, shall be determined by reference to the actual reported revenues and EBITDA for GMST and not by any pro forma combination of the revenues or EBITDA, as the case may be,


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          of GMST with the merged or acquired entity for the portions of such period prior to such transaction.

               No later than June 22, 2001 GMST shall determine the adjustment to the Base Salary to be effective as of March 1, 2001 as provided above and the Base Salary shall be appropriately adjusted with retroactive effect to March 1, 200l (with the unpaid amount of such increase for the period from March 1, 200l through May 31, 200l to be paid in a lump sum payment on or prior to June 22, 2001)."

          5. Future Changes in the Fiscal Year of GMST and Company. In the event GMST and Company change their fiscal year end at any time after the date hereof, GMST, Company and Employee shall negotiate in good faith to enter into a further amendment to the Employment Agreement that shall provide for
     (i) a transition period of less than twelve months between the final full fiscal year ending as of December 31 and the first full fiscal year ending as of the new fiscal year end date and (ii) related amendments to the Employment Agreement similar to the amendments provided herein (e.g., providing for the manner of computing Merit Bonuses and Annual Incentive Bonuses for the less-than-twelve-months transition period).

          6. Full Force and Effect. Except as expressly amended hereby, the Employment Agreement, as amended by the First Amendment, shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

          7. Section Headings. Section and other headings in this Second Amendment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Second Amendment.

         [The remainder of this page has been intentionally left blank]

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[Signature Page to Amendment No. 2 To Amended and Restated Employment Agreement]

     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.

"GMST"

GEMSTAR-TV GUIDE INTERNATIONAL, INC.,
a Delaware corporation (formerly known as Gemstar International Group Limited), as successor in interest to Gemstar International Group Limited, a British Virgin Islands corporation


By: ________________________________________
    Co-President and Chief Financial Officer


By: ________________________________________
    Deputy General Counsel


"COMPANY"

GEMSTAR DEVELOPMENT CORPORATION


By: ________________________________________
    Chief Financial Officer


By: ________________________________________
    Secretary


"EMPLOYEE"


____________________________________________
HENRY C. YUEN

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